Exhibit 23(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-153771 on Form S-4 of our report dated June 26, 2008, appearing in the Annual Report on Form 11-K of the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan as of and for the year ended December 31, 2007.

/s/    Deloitte & Touche LLP

New York, New York

December 31, 2008